UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401

New York, NY 10036

(Address of principal executive offices)

(332) 208-6102

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 1, 2022, Nuvation Bio Inc. (the “Company”) announced that it expected to report a balance of approximately $703.8 million in cash, cash equivalents and marketable securities as of June 30, 2022.

The information contained in this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 1, 2022, the Company committed to and commenced a restructuring to reduce operating costs and better align its workforce with the needs of its business following the discontinuation of clinical development of NUV-422. The restructuring is expected to be completed in the third quarter of 2022.

Under the restructuring plan, the Company is reducing its workforce by 30 employees (approximately 35%). The Company expects that the workforce reduction will decrease its annual operating costs by approximately $11.8 million.

In connection with the restructuring, the Company estimates that it will incur aggregate restructuring charges of approximately $5.8 million, which will be recorded primarily in the third quarter of 2022, related to severance payments and other employee-related costs, and contract termination costs. The cash payments related to the personnel-related restructuring and contract termination costs will be paid primarily during the third quarter of 2022. The charges that the Company expects to incur in connection with the workforce reduction and contract terminations are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities. Risks and uncertainties facing the Company are described more fully in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022, under the heading “Risk Factors,” and other documents that the Company has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Item 2.05. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Item 2.05.

ITEM 8.01	OTHER EVENTS

On August 1, 2022, the Company issued a press release announcing that it was discontinuing clinical development of NUV-422 and implementing the restructuring described above under Item 2.05. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description

99.1	Press Release of Nuvation Bio Inc. dated August 1, 2022.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022	NUVATION BIO INC.

	By:	/s/ Jennifer Fox
	Name:	Jennifer Fox
	Title:	Chief Financial Officer

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